EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Ray J. Oleson and Thomas E. Dunn, and each of them, as his true and lawful attorney-in-fact and agent, each with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any or all documents (including both pre- and post-effective amendments to this Registration Statement on Form S-8) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each said attorney-in-fact and agent might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitute or substitutes for any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Dr. Walter J. Culver	Director	January 13, 2005
Dr. Walter J. Culver

/s/ Charles A. Bowsher	Director	January 13, 2005
Charles A. Bowsher

/s/ General R. Thomas Marsh	Director	January 13, 2005
General R. Thomas Marsh (USAF-Ret.)

/s/ James E. Crawford, III	Director	January 13, 2005
James E. Crawford, III

/s/ Walter C. Florence	Director	January 13, 2005
Walter C. Florence

/s/ Edward H. Sproat	Director	January 13, 2005
Edward H. Sproat

/s/ John P. Stenbit	Director	January 13, 2005
John P. Stenbit